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                                                                     Exhibit 5.1

                      Patterson, Belknap, Webb & Tyler LLP

                           1133 Avenue of the Americas
                             New York, NY 10036-6710
                                  212-336-2000
                                Fax 212-336-2222

Christopher C. Angell        Robert W. Lehrburger                                                     Of Counsel
Douglas E. Barzelay          Jeffrey I.D. Lewis
Susan F. Bloom               Robert P. LoBue                                                          Harold R. Tyler, Jr.
Henry P. Bubel               Ellen M. Martin
William F. Cavanaugh, Jr.    Maureen W. McCarthy
Lisa E. Clearly              Thomas C. Morrison                                                       Robert J. Egan
Edward F. Cox                Bernard F. O'Hare                                                        Robert H. M. Ferguson
John Delli Venneri           Gloria C. Phares                                                         George S. Frazza
John M. DiMatteo             Thomas W. Pippert                                                        Robert M. Pennoyer
Gregory L. Diskant           Dennis W. Russo                                                          Robert B. Shea
David F. Dobbins             Peter J. Schaeffer                                                       Evelyn M. Sommer
David W. Dykhouse            Andrew D. Schau                                                          Ira T. Wender, P.C.
Philip R. Forlenza           John E. Schmeltzer, III
Eugene M. Gelernter          John P. Schmitt
Alan Gettner                 Stephen W. Schwarz
David M. Glaser              Arthur D. Sederbaum                                                      Writer's direct line
Antonia M. Grumbach          Karl E. Seib, Jr.
Dana W. Hiscock              Saul B. Shapiro
Scott Horton                 Richard R. Upton
Karen C. Hunter              Frederick B. Warder III
Rochelle Korman              William W. Weisner
Robin Krause                 John D. Winter
Jeffrey E. LaGueux           Stephen P. Younger
Kim J. Landsman              Steven A. Zalesin                                                                   -







                                January 25, 2001



Dime Bancorp, Inc.
589 Fifth Avenue
New York, New York 10017

Dear Sirs:

             We have acted as counsel to Dime Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 1,314,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on the date hereof.
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             In rendering this opinion we have examined the Company's
Certificate of Incorporation and Bylaws, each as amended to date, and the minutes of the corporate proceedings taken by the Company in connection with the authorization of the Shares. We have also examined the originals, or copies certified or otherwise identified to us, of the corporate records of the Company, certificates of public officials and representatives of the Company, and such other documents and records, and have made such investigations of law, as we have deemed necessary for purposes of this opinion. We have assumed the genuineness of all signatures, the conformity to the original of all copies and the factual accuracy of all certificates submitted to us.

             On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and when sold and delivered as contemplated by the Registration Statement will constitute duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

             We express no opinion as to laws other than the corporate laws of the State of Delaware and the laws of the United States of America.

             We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In furnishing this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

                                            PATTERSON, BELKNAP, WEBB & TYLER LLP



                                            By: /s/ Jeffrey E. LaGueux
                                                ----------------------------
                                                A Member of the Firm